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                   SECURITIES AND EXCHANGE COMMISSION



                         Washington, D.C.  20549



                                Form 8-K



                             CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                     Date of Report:  September 30, 1996
                                      ------------------
                       (Date of earliest event reported)



                         BOSTON EDISON COMPANY
                         ---------------------
          (Exact name of registrant as specified in its charter)



        Massachusetts                1-2301              04-1278810
        -------------                ------              ----------
(State or other jurisdiction      (Commission       (I.R.S. Employer
     of incorporation)             File Number)     Identification Number)




     800 Boylston Street, Boston, Massachusetts                 02199
     ------------------------------------------                 -----
       (Address of principal executive offices)               (Zip Code)




                                 617-424-2000
                                 ------------
             (Registrant's telephone number, including area code)


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Item 5.  Other Events
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          Boston Edison and C-TEC's RCN Unit Sign Letter of Intent to
            Form Joint Venture To Offer Local Phone, Long Distance,
                          Video and Internet Access


     Boston Edison Company (NYSE:BSE) and RCN, Inc., a subsidiary of C-TEC Corporation (Nasdaq:CTEX) have signed a letter of intent to form a joint venture to provide local and long-distance telephone service, video, high-speed internet access and eventually energy management and property monitoring services. Starting in Boston, the joint venture partners plan to further expand into surrounding markets.

     The projected cost of creating the Boston Edison/RCN telecommunications network to a population in excess of 1.6 million in the Greater Boston area is about $300 million. The venture, in the form of an unregulated entity, will be majority owned and controlled by RCN, Inc. with Boston Edison's interest anticipated to be between 25% and 49%. RCN is already providing services in Boston and New York City and expects additional rollouts this year. Boston Edison has approximately 200 miles of fiber optic cable in place.

     RCN, Inc. through its parent, C-TEC Corporation, is a provider of integrated voice, data, video and high-speed internet services. C-TEC Corporation, head-quartered in Princeton, New Jersey, is a diversified, international telecommunications and high-technology company with interests in local and long-distance telephone, cable television, engineering and communications services.

     Boston Edison is an electric energy provider with unregulated subsidiary companies offering district cooling, electric vehicle technology, and energy management services.

     Boston Edison's and RCN's participation in this venture is subject to the execution of a definitive agreement between the parties, and the satisfaction of a number of conditions, including the obtaining of all necessary regulatory approvals.






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                                SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









                                           BOSTON EDISON COMPANY


                                       By: /s/ Robert J. Weafer, Jr.
                                           ----------------------------------
                                               Robert J. Weafer, Jr.
                                               Vice President-Finance,
                                               Controller and Chief
                                               Accounting Officer


Date:  October 4, 1996